EXHIBIT 10.26

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED BY MARKING SUCH PORTIONS WITH ASTERISKS (THE "MARK"). tHIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION WITHOUT THE MARK PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT.


                            -------------------------


                           FIRST AMENDED AND RESTATED


                            INVESTOR RIGHTS AGREEMENT


                                ----------------


                                December 28, 2001


                                       by


                                SKINMEDICA, INC.


                                       and


                         ADVANCED TISSUE SCIENCES, INC.


          [**                  ] and [**                                ]


                          [**                          ]


                               [**               ]


                                       and


                                  [**          ]

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----


1.   Registration Rights.....................................................1
     1.1.   Definitions......................................................1
     1.2.   Request for Registration.........................................2
     1.3.   Company Registration.............................................3
     1.4.   Obligations of the Company.......................................3
     1.5.   Furnish Information..............................................5
     1.6.   Expenses of This Section 1 Registration..........................5
     1.7.   Underwriting Requirements........................................5
     1.8.   Delay of Registration............................................6
     1.9.   Indemnification..................................................6
     1.10.  Reports Under Securities Exchange Act of 1934....................7
     1.11.  Form S-3 Registration............................................8
     1.12.  Assignment of Registration Rights................................9
     1.13.  Limitations on Subsequent Registration Rights....................9
     1.14.  Termination of Registration Rights...............................9

2.   Covenants of the Company...............................................10
     2.1.   Right of First Negotiation......................................10
     2.2.   Right of First Offer............................................11
     2.3.   Most Favorable Terms............................................12
     2.4.   Termination of Certain Covenants................................12

3.   Miscellaneous..........................................................12
     3.1.   Successors and Assigns..........................................12
     3.2.   Governing Law...................................................12
     3.3.   Counterparts....................................................12
     3.4.   Titles and Subtitles............................................13
     3.5.   Notices.........................................................13
     3.6.   Expenses........................................................13
     3.7.   Amendments and Waivers..........................................13
     3.8.   Severability....................................................13
     3.9.   Aggregation of Stock............................................13
     3.10.  Entire Agreement; Amendment; Waiver.............................13

                           FIRST AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT
                            -------------------------


          THIS FIRST AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "Agreement") is made as of the 28th day of December, 2001, by and among SkinMedica, Inc, a California corporation (the "Company"), Advanced Tissue
Sciences, Inc., a Delaware corporation ("ATS"), [**                  ] and
[**                                ], a trust ("[**  ]"), [**
       ], a trust ("[** ]"), [**               ] a Delaware limited liability
company ("[**     ]") and [**         ], an individual ("[**     ]" and together
with ATS, [**        ] and [**      ], collectively the "[**      ]").

                                    RECITALS
                                    --------

          WHEREAS, the Company and ATS are parties to the Development, License and Supply Agreement (the "License and Supply Agreement") and the Option to Purchase Common Stock (the "Option"), each of which is dated as of October 5, 2000;

          WHEREAS, in order to induce ATS to enter into the License and Supply Agreement in October 2000, ATS and the Company entered into an Investor Rights Agreement dated as of October 5th, 2001 (the "Initial Agreement"), pursuant to which ATS was granted certain rights to cause the Company to register shares of Common Stock issuable to ATS upon exercise of the Option and certain other matters as set forth therein;

          WHEREAS, it is contemplated that [**                  ] and [**   ]
(collectively, the "Preferred Stock Investors") will purchase for cash shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock") in accordance with the Series A Preferred Stock Purchase Agreement of even date herewith (the "Preferred Stock Purchase Agreement"); and

          WHEREAS, in order to induce the Preferred Stock Investors to complete the purchase of the Company's Series A Preferred Stock, the Company and ATS are willing to amend and restate the Initial Agreement to grant the Preferred Stock Investors substantially similar rights previously granted to ATS on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.  Registration Right..  The Company covenants and agrees as follows:
              ------------------

              1.1.  Definitions.  For purposes of this Section 1:
                    -----------

                    (a) The term "Act" means the Securities Act of 1933, as amended.

                    (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                    (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof.

                    (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                    (e) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                    (f) The term "Registrable Securities" means the Common Stock issuable or issued upon exercise of the Option and conversion of the Series A Preferred Stock.

                    (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                    (h) The term "SEC" shall mean the Securities and Exchange Commission.

              1.2.  Request for Registration.
                    ------------------------

              1.3. If the Company shall receive at any time after six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of [**
    ] of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and
commissions, would exceed [**       ]), then the Company shall:

                        (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                        (ii) effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

                    (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all securities other than Registrable Securities are first entirely excluded from the underwriting.

                    (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that any representative of the Investors who also is a member of the Board of Directors of the Company shall recuse himself from any vote of the Board of Directors to defer the filing of such registration statement; provided, further, that the Company may not utilize this right more than once in any twelve-month period.

                    (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                        (i) After the Company has effected three (3) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                        (ii)  During the period starting with the date thirty
(30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                        (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.11 below.

              1.4.  Company Registration. . If (but without any obligation to do
                    --------------------
so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of
Section 1.7, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

              1.5.  Obligations of the Company.
                    --------------------------


                  . Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                    (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty
(120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and
(II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

                    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                    (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                    (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                    (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                    (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                    (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                    (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                    (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

              1.6.  Furnish Information. It shall be a condition precedent to
                    -------------------
the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

              1.7.  Expenses of This Section 1 Registration. All expenses other
                    ---------------------------------------
than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to this Section 1, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder; if Company counsel does not make itself available for this purpose, the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders) and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the

Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

              1.8.  Underwriting Requirements. In connection with any offering
                    -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by those persons entitled to select the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata, according to the total amount of securities entitled to be included, among the Holders' Registrable Securities first, and then, to the extent that the number of the Holders' Registrable Securities to be included in such offering is less that the total amount of securities entitled to be included therein, apportioned pro rata, according to the total amount of securities entitled to be included therein, among the other selling shareholders) but in no event shall the amount of Registrable Securities of the selling Holders included in the offering be reduced if the number of the Holders' Registrable Securities to be included in such offering is less that the total amount of securities entitled to be included therein.

              1.9.  Delay of Registration.  No Holder shall have any right to
                    ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

              1.10. Indemnification.  In the event any Registrable Securities
                    ---------------
are included in a registration statement under this Section 1:

                    (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                    (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.9(b) exceed the gross proceeds from the offering received by such Holder.

                    (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                    (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                    (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                    (f) The obligations of the Company and Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

              1.11. Reports Under Securities Exchange Act of 1934. With a view
                    ---------------------------------------------
to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                    (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                    (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                    (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                    (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

              1.12. Form S-3 Registration. In case the Company shall receive
                    ---------------------
from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                    (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                    (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.11: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any
underwriters' discounts or commissions) of less than [**     ]; (3) if the
Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.11; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.11; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                    (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

              1.13. Assignment of Registration Rights. The rights to cause the
                    ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

              1.14. Limitations on Subsequent Registration Rights. From and
                    ---------------------------------------------
after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

              1.15. Termination of Registration Rights.
                    ----------------------------------

                    (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

                    (b) In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Section 1.3 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this Section 1.14(b) shall not apply to any Holder who owns more than two percent (2%) of the Company's outstanding stock until such time as such Holder owns less than two percent (2%) of the outstanding stock of the Company.

          2.  Covenants of the Company.
              ------------------------

              2.1.  Right of First Negotiation. Upon completion of the purchase
                    --------------------------
and sale of the Series A Preferred Stock under the Preferred Stock Purchase Agreement, subject to the terms and conditions specified in this Section 2.1, the Company hereby grants to ATS so long as it owns the Option or at least 200,000 shares of either Registrable Securities, and to each Preferred Stock Investor so long as he owns at least 250,000 shares of Series A Preferred Stock or Registrable Securities, a right of first negotiation with respect to future offers by the Company of its Shares (as hereinafter defined). Each time the Company proposes to negotiate an offer of any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first negotiate with the Investors for an offering of the Shares in accordance with the following provisions:

                    (a) The Company shall deliver a notice by certified mail ("Negotiation Notice") to the Investors stating its bona fide intention to negotiate an offer of such Shares.

                    (b) Within 15 calendar days after receipt of the Negotiation Notice, ATS may elect to enter into negotiations to purchase or obtain the Shares. If ATS and the Company agree on the principal terms of such purchase within such 15-day period, they shall execute a non-binding letter of intent or similar document outlining the principal terms necessary to complete the purchase of the Shares and send written notice of such event along with a copy of the letter of intent or similar document (the "LOI Notice") to the Preferred Stock Investors on or before expiration of the initial 15-day period. In the event ATS and the Company execute a letter of intent, they shall have an additional 30 calendar days from the date the LOI Notice is delivered to the Preferred Stock Investors in which to complete such purchase; provided, however, that in such event, the Preferred Stock Investors shall be permitted to participate in such sale of Shares but only to the extent necessary to maintain their then-existing pro rata ownership interest in the Company on a fully diluted basis (assuming full conversion and exercise of all convertible or exercisable securities). If ATS determines not to proceed with the purchase of the Shares or is unable to reach agreement with the Company on the principal terms of such purchase, then it shall promptly notify the Company and the Preferred Stock Investors in writing of such determination or event.

                    (c) If ATS does not choose to negotiate to purchase or obtain the Shares or otherwise is unable to reach agreement on the principal terms of such purchase within 15 days of receipt of the Negotiation Notice, the Preferred Stock Investors may elect to enter into negotiations to purchase or obtain the Shares. In such event, the Preferred Stock Investors shall notify the Company of a representative chosen by the Preferred Stock Investors to negotiate on behalf of all Preferred Stock Investors who are interested in acquiring additional Shares, and such representative shall have 15 calendar days following expiration of the period provided in subsection 2.1(b) hereof, to reach agreement on the principal terms of such purchase and execute a non-binding letter of intent or similar document outlining the principal terms necessary to complete the purchase of the Shares. In such event, the Company and the representative shall send the LOI Notice to ATS on or before expiration of such 15-day period. In the event one or more Preferred Stock Investors and the Company execute a letter of intent, they shall have an additional 30 calendar days from the date the LOI Notice is delivered to ATS in which to complete such purchase; provided, however, that in such event, ATS shall be permitted to participate in such sale of Shares but only to the extent necessary to maintain its then-existing pro rata ownership interest in the Company on a fully diluted basis (assuming full conversion and exercise of all convertible or exercisable securities). If the Preferred Stock Investors determine not to proceed with the purchase of the Shares or are unable to reach agreement with the Company on the principal terms of such purchase, then they shall promptly notify the Company and ATS in writing of such determination or event.

                    (d) If the Investors do not chose to negotiate to purchase or obtain the Shares or are otherwise unable to reach agreement with the Company in the time periods prescribed under subsections 2.1(a) or 2.1(b), then during the 30-day period following the expiration of the period provided in subsection 2.1(b) hereof, the Company may enter into negotiations to offer the Shares to any third party or parties. If the Company negotiates an offer of the Shares, then the Company shall comply with its obligations under Section 2.2 below. If the Company does not negotiate an offer of the Shares within such period, the right provided under this Section 2.1 shall be deemed to be revived and negotiations with respect to future offers of the Shares shall not be entered into unless first reoffered to the Investors in accordance herewith.

                    (e) The right of first negotiation in this Section 2.1 shall not be applicable (i) to any negotiations in connection with the issuance or sale of shares of common stock (or options therefor) to employees for the primary purpose of soliciting or retaining their employment, pursuant to a stock option, stock purchase or stock bonus plan, or (ii) to any negotiations in connection with a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1, at an offering price of at least $10.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and $75,000,000 in the aggregate.

                    (f) The right of first negotiation set forth in this Section
2.1 may not be assigned or transferred, except that such right is assignable by the ATS or any Preferred Stock Investor, as applicable, to (i) any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, ATS, (ii) any business organization which the ATS consolidates with, or merges into, or to which ATS sells or conveys all of ATS's stock or all or substantially all of the assets of ATS, or (iii) any Preferred Stock Investor's parents, siblings, spouse, children, or grandchildren or a trust for the benefit of any of the foregoing.

              2.2.  Right of First Offer. Upon completion of the purchase and
                    --------------------
sale of the Series A Preferred Stock under the Preferred Stock Purchase Agreement, subject to the terms and conditions specified in Section 2.1 above and this Section 2.2, the Company hereby grants to ATS so long as it owns any Registrable Securities or the Option and to each Preferred Stock Investor so long as he owns any shares of Series A Preferred Stock or Registrable Securities, a right of first offer with respect to future sales by the Company of its Shares. Each time the Company proposes to offer any Shares, the Company shall first make an offering of such Shares to the Investors in accordance with the following provisions:

                    (a) The Company shall deliver a notice by certified mail ("Offer Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                    (b) Within 30 calendar days after receipt of the Offer Notice, the Investors may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon exercise of the Option or conversion of the Series A Preferred Stock then held by the Investor bears to the total number of shares of common stock of the Company then outstanding (on a fully diluted basis assuming full conversion and exercise of all convertible or exercisable securities).

                    (c) If all Shares which Investor is entitled to obtain pursuant to subsection 2.2(b) are not elected to be obtained as provided in subsection 2.2(b) hereof, the Company may, during the 30-day period following the expiration of the period provided in subsection 2.2(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investor in accordance herewith.

                    (d) The right of first offer in this Section 2.2 shall not be applicable (i) to the issuance or sale of shares of common stock (or options therefor) to employees for the primary purpose of soliciting or retaining their employment, pursuant to a stock option, stock purchase or stock bonus plan, or
(ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1, at an offering price of at least $10.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and $75,000,000 in the aggregate.

                    (e) The right of first offer set forth in this Section 2.2 may not be assigned or transferred, except that such right is assignable by ATS or any Preferred Stock Investor, as applicable, to (i) any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, ATS, (ii) any business organization which ATS consolidates with, or merges into, or to which ATS sells or conveys all of the ATS's stock or all or substantially all of the assets of ATS, or (iii) any Preferred Stock Investor's parents, siblings, spouse, children, or grandchildren or a trust for the benefit of any of the foregoing.

              2.3.  Most Favorable Terms. The Company agrees that in the event
                    --------------------
the Company offers registration and any similar rights provided under this Agreement to any third party holder of the Company's securities which are superior or more favorable than the rights granted to Investors hereunder, then the Company shall promptly and at its sole expense take all necessary actions to amend or modify this Agreement in order to provide Investors with such superior or more favorable rights.

              2.4.  Termination of Certain Covenants. The covenants set forth in
                    --------------------------------
Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public. In addition, the covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect between the Company and ATS upon the expiration or termination of the License and Supply Agreement as a result of default on the License and Supply Agreement by Investor.

          3.  Miscellaneous.
              -------------

              3.1.  Successors and Assigns. Except as otherwise provided herein,
                    ----------------------
the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              3.2.  Governing Law.  This Agreement shall be governed by and
                    -------------
construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

              3.3.  Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              3.4.  Titles and Subtitles.  The titles and subtitles used in this
                    --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              3.5.  Notices. Unless otherwise provided, any notice required or
                    -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon (a) upon personal delivery, (b) one day after being sent, when sent by professional overnight courier service from and to locations within the continental United States, (c) five days after posting when sent by registered or certified mail, or (d) on the date of transmission (if transmitted during normal business hours, otherwise on the next succeeding business day) when sent by telegram, telegraph, telex or facsimile, addressed to the party to be notified at the address or facsimile number indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

              3.6.  Expenses.  If any action at law or in equity is necessary to
                    --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

              3.7.  Amendments and Waivers. Any term of this Agreement may be
                    ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.7 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

              3.8.  Severability.  If one or more provisions of this Agreement
                    ------------
are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

              3.9.  Aggregation of Stock. All shares of Registrable Securities
                    --------------------
held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

              3.10. Entire Agreement; Amendment; Waiver.  This Agreement
                    -----------------------------------
(including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


SKINMEDICA, INC.                             [**
                                                                               ]


By:  /s/ Rex Bright                          By: /s/ [**                  ]
    --------------------------------            ----------------------------
      Rex Bright                                  [**                  ]
Its:  President and Chief Executive               Trustee
        Officer
Address:  SkinMedica, Inc.                   Address:  [**
2380 Camino Vida Roble
Suite C
Carlsbad, California  92009                                        ]
Attention:  President
Fax No.:  760-804-9901
                                             [**                          ]


                                             By: /s/ [**       ]
                                                -----------------------
ADVANCED TISSUE SCIENCES, INC.                    [**       ]
                                                  Trustee
                                             Address: [**
By: /s/ Gail K. Naughton
   ---------------------------------
     Gail K. Naughton                                              ]
Its: President
Address:  Advanced Tissue Sciences, Inc.
10933 North Torrey Pines Road
La Jolla, CA  92037                          [**                 ]
Attention:  President
Fax No.: (858) 713-7400
                                               /s/ [**       ]
                                             -----------------------------
                                               [**        ]
                                               Managing Member
                                             Address: [**



                                                                   ]



                                             By: /s/ [**          ]
                                                --------------------------
                                                  [**          ]
                                             Address: [**



                                                                   ]